UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 29, 2018, CHF Solutions, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 2,214,930 shares of its common stock, $0.0001 par value per share, at a public offering price of $2.12 per share (the “Offering”).   Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 332,239 shares of the Company’s common stock.  The Company expects to receive approximately $4.1 million in net proceeds from the Offering (assuming the option to purchase additional shares is not exercised), after underwriting discounts and commissions and estimated Offering expenses payable by the Company.  The Offering is scheduled to close on or about July 3, 2018, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Representative, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the Offering.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-224881), filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2018 and declared effective by the SEC on May 23, 2018, and the related prospectus supplement filed with the SEC pursuant to Rule 424(b) on June 29, 2018.

A form of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The opinion of the Company’s counsel regarding the legality of the shares issued pursuant to the Offering is also filed as Exhibit 5.1 to this Current Report.

Warrant Repricing Agreements

In connection with the Offering, and to induce certain institutional investors who participated in the Company’s November 2017 public offering of Series F Convertible Preferred Stock and warrants (“November 2017 Warrants”) to participate in this Offering, concurrently with the execution of the Underwriting Agreement for this Offering, the Company entered into letter agreements with such institutional investors (collectively, the “Warrant Reprice Agreements”).  Pursuant to the terms of the Warrant Reprice Agreements, in consideration for participation in the Offering, the Company agreed to (a) reduce the per share exercise price of the November 2017 Warrants held by such institutional investors (the “Repriced Warrants”) to $2.12 and (b) extend the expiration date of the Repriced Warrants that currently expire on November 27, 2018 to November 27, 2019, with such amendments to be effective concurrently with the closing of the Offering. The number of shares underlying the Repriced Warrants after the price reduction will not change. The Repriced Warrants are exercisable for 7,760,400 shares of common stock in the aggregate, of which, following such amendment, half expire on November 27, 2019 and half expire on November 27, 2024. Following the closing of the Offering, the Company intends to issue the Repriced Warrants, substantially in the form incorporated by reference as Exhibit 4.1 to this Current Report, reflecting the amended exercise price.

The form of Warrant Reprice Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.  The foregoing description of the Warrant Reprice Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Warrant Reprice Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Warrant Reprice Agreement were made only for purposes of the Warrant Reprice Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Warrant Reprice Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Warrant Reprice Agreement.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and effectiveness of the warrant repricing and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 1.01 and 8.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

Pursuant to the terms of the Company’s outstanding Series F Convertible Preferred Stock (the “Preferred Stock”) set forth in the Certificate of Designations of Preferences, Rights and Limitations for such series, which Preferred Stock is subject to full-ratchet anti-dilution protection in the event the Company sells any common stock at a price lower than the then-conversion price of the Preferred Stock, as a result of the Offering, the conversion price of the Preferred Stock has been reduced from $4.50 to $2.12, the per share price to public in the Offering, which reduction will be effective upon the closing of the Offering.  610 shares of Preferred Stock were outstanding as of June 27, 2018 and are convertible into 287,920 shares of common stock, following such conversion price adjustment.

On June 29, 2018, the Company issued a press release announcing the terms of the Offering.  A copy of the press release is attached as Exhibit 99.1 to this Current Report. Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press release is as inactive textual references only.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

No.	Description

1.1	Form of Underwriting Agreement by and between CHF Solutions, Inc. and Ladenburg Thalmann & Co. Inc., as the Representative of the several underwriters named in Schedule I thereto.
4.1
Form of Warrant to purchase shares of common stock (incorporated by reference to Exhibit 4.9 of Company’s Amendment No. 3 to the Registration Statement on Form S-1 filed on November 17, 2017 (File No. 333-221010)).

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.
10.1	Form of Warrant Reprice Agreement.
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1).
99.1	Company Press Release, dated June 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer